EXHIBIT 99.01

                                BROADVISION, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS

                                                                            Page

Report of Independent Accountants.........................................  F-2
Consolidated Balance Sheets...............................................  F-3
Consolidated Statements of Operations.....................................  F-4
Consolidated Statements of Stockholders' Equity...........................  F-5
Consolidated Statements of Cash Flows.....................................  F-6
Notes to Consolidated Financial Statements................................  F-7

Schedule II--Valuation and Qualifying Accounts............................  S-1

                        REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
BroadVision, Inc.:

    We have audited the accompanying consolidated balance sheets of BroadVision, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BroadVision, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                                  KPMG LLP

Mountain View, California
January 26, 1999, except as to
   Note 10 which is as of
   October 11, 1999

                       BROADVISION, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                     (in thousands, except per share data)

                                                               December 31,
                                                         ----------------------
                                                           1997          1998
                                                         ---------    ---------

ASSETS
Current assets:
  Cash, and cash equivalents .........................   $   8,277    $  61,878
  Restricted cash ....................................       1,400         --
  Restricted short-term investments ..................         796         --
  Accounts receivable, less allowance for doubtful
     accounts of $671 and $788 for
     December 31, 1997 and 1998, respectively ........       8,783       15,361
  Prepaids and other .................................         566        3,589
                                                         ---------    ---------
          Total current assets .......................      19,822       80,828
Property and equipment, net ..........................       6,467        8,034
Long-term investments ................................        --         11,546
Other assets .........................................         250        1,154
                                                         ---------    ---------
          Total assets ...............................   $  26,539    $ 101,562
                                                         =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................   $   1,863    $   2,243
  Accrued expenses ...................................       2,168        4,933
  Unearned revenue ...................................         532        1,918
  Deferred maintenance ...............................       2,552        6,157
  Current portion of capital lease obligations .......         773          709
  Current portion of long-term debt ..................         449          548
                                                         ---------    ---------
          Total current liabilities ..................       8,337       16,508
Capital lease obligations ............................         803          270
Long-term debt .......................................       2,202        2,924
Deferred income taxes ................................        --           --
Other liabilities ....................................          76           51
                                                         ---------    ---------
          Total liabilities ..........................      11,418       19,753
                                                         ---------    ---------
Commitments
Stockholders' equity:
  Convertible preferred stock, $0.0001 par value;
     10,000 shares authorized; none issued and
     outstanding .....................................        --           --
  Common stock, $0.0001 par value; 500,000 shares
     authorized;  61,029 and 74,388 shares issued and
     outstanding at December 31, 1997 and 1998,
     respectively ....................................           6            7
  Additional paid-in capital .........................      40,362       98,762
  Deferred compensation ..............................      (1,605)        (555)
  Accumulated other comprehensive income .............        --          3,198
  Accumulated deficit ................................     (23,642)     (19,603)
                                                         ---------    ---------
          Total stockholders' equity .................      15,121       81,809
                                                         ---------    ---------
          Total liabilities and stockholders' equity .   $  26,539    $ 101,562
                                                         =========    =========

See accompanying notes to consolidated financial statements

                       BROADVISION, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                   Years Ended December 31,
                                              ----------------------------------
                                                 1996        1997         1998
                                              --------     --------     --------

Revenues:
  Software licenses ......................    $  7,464     $ 18,973     $ 36,067
  Services ...............................       3,418        8,132       14,844
                                              --------     --------     --------
          Total revenues .................      10,882       27,105       50,911
Cost of revenues:
  Cost of license revenues ...............         330        1,664        1,001
  Cost of service revenues ...............       2,164        4,284        8,704
                                              --------     --------     --------
          Total cost of revenues .........       2,494        5,948        9,705
                                              --------     --------     --------
          Gross profit ...................       8,388       21,157       41,206
Operating expenses:
  Research and development ...............       4,985        7,392        9,227
  Sales and marketing ....................      12,066       18,413       26,269
  General and administrative .............       2,034        2,990        3,786
                                              --------     --------     --------
          Total operating expenses .......      19,085       28,795       39,282
                                              --------     --------     --------
          Operating income (loss) ........     (10,697)      (7,638)       1,924
Other income, net ........................         552          265        2,036
                                              --------     --------     --------
          Income (loss) before

            income taxes .................     (10,145)      (7,373)       3,960
Income tax benefit (expense)  ............        --           --             79
                                              --------     --------     --------
          Net income (loss) ..............    $(10,145)    $ (7,373)    $  4,039
                                              ========     ========     ========
Basic earnings (loss) per share ..........    $  (0.18)    $  (0.12)    $   0.06
                                              ========     ========     ========
Diluted earnings (loss) per share ........    $  (0.18)    $  (0.12)    $   0.05
                                              ========     ========     ========
Shares used in computing basic
  earnings (loss) per share ..............      56,445       60,624       70,038
                                              ========     ========     ========
Shares used in computing diluted
  earnings (loss) per share ..............      56,445       60,624       76,959
                                              ========     ========     ========



See accompanying notes to consolidated financial statements


                                               BROADVISION, INC. AND SUBSIDIARIES

                                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                            (in thousands, except per share amounts)



                                                              Convertible
                                                            Preferred Stock            Common Stock      Additional
                                                           ------------------       ------------------     Paid-in      Deferred
                                                           Shares      Amount       Shares      Amount     Capital    Compensation
                                                           ------      ------       ------      ------     -------    ------------

Balances as of December 31, 1995 .......................     25,803    $      3      18,924    $      2   $ 11,409    $ (1,036)
Net loss and comprehensive loss ........................       --          --          --          --         --          --
Issuance of Series C convertible preferred
($0.67 per share) ......................................          9        --          --          --            6        --
Issuance of Series E convertible preferred
($2.67 per share) ......................................      1,902        --          --          --        5,055        --
Conversion of Series A, B, C and E preferred to
common stock ...........................................    (27,714)         (3)     27,774           3       --          --
Issuance of common stock from public offering,
net of costs ...........................................       --          --        10,080           1     20,754        --
Issuance of stock under employee stock purchase
plan ...................................................       --          --          --          --          394        --
Issuance of common stock from exercise of
options ................................................       --          --         3,336        --          205        --
Common stock repurchased ...............................       --          --          (390)       --          (21)       --
Deferred compensation on stock options .................       --          --          --          --        1,510      (1,510)
Amortization of deferred compensation ..................       --          --          --          --         --           513
                                                             ------    --------      ------    --------   --------    --------
Balances as of December 31, 1996 .......................       --          --        59,724           6     39,312      (2,033)
Net loss and comprehensive loss ........................       --          --          --          --         --          --
Issuance of stock under  employee stock purchase
plan ...................................................       --          --           726        --          979        --
Issuance of common stock from exercise of
options ................................................       --          --           765        --           81        --
Common stock repurchased ...............................       --          --          (186)       --          (10)       --
Amortization of deferred compensation ..................       --          --          --          --         --           428
                                                             ------    --------      ------    --------   --------    --------
Balances as of December 31, 1997 .......................       --          --        61,029           6     40,362      (1,605)
Comprehensive income:
 Net income
 Unrealized gain on equity securities
       Total comprehensive income
Issuance of common  stock from public  offering,
net of costs ...........................................       --          --        10,368           1     53,744        --
Issuance of common stock for long-term
investments ............................................       --          --           369        --        1,322        --
Issuance of common stock from exercise of
warrants ...............................................       --          --            87        --         --          --
Issuance of stock under  employee stock purchase
plan ...................................................       --          --           684        --        1,599        --
Issuance  of  common  stock  from  exercise of
options ................................................       --          --         1,899        --        2,190        --
Common stock repurchased ...............................       --          --           (48)       --           (2)       --
Deferred compensation forfeited due to
voluntary terminations .................................       --          --          --          --         (693)        693
Deferred compensation on stock options .................       --          --          --          --          240        (240)
Amortization of deferred compensation ..................       --          --          --          --         --           597
                                                             ------    --------      ------    --------   --------    --------
Balances as of December 31, 1998 .......................       --          --        74,388    $      7   $ 98,762    $   (555)
                                                             ======    ========      ======    ========   ========    ========




                                                          Accumulated
                                                             Other                                       Total
                                                         Comprehensive   Accumulated Comprehensive   Stockholders'
                                                            Income         Deficit   Income (loss)      Equity
                                                            ------         -------   -------------      ------
Balances as of December 31, 1995 .......................   $     --       $ (6,124)                    $  4,254
Net loss and comprehensive loss ........................         --        (10,145)    $(10,145)        (10,145)
Issuance of Series C convertible preferred                                             ========
($0.67 per share) ......................................         --             --                            6
Issuance of Series E convertible preferred
($2.67 per share) ......................................         --             --                        5,055
Conversion of Series A, B, C and E preferred to                                                              --
common stock ...........................................         --             --
Issuance of common stock from public offering,
net of costs ...........................................         --             --                       20,755
Issuance of stock under employee stock purchase
plan ...................................................         --             --                          394
Issuance of common stock from exercise of
options ................................................         --             --                          205
Common stock repurchased ...............................         --             --                          (21)
Deferred compensation on stock options .................         --             --                           --
Amortization of deferred compensation ..................         --             --                          513
                                                           --------       --------                     --------
Balances as of December 31, 1996 .......................         --        (16,269)                      21,016
Net loss and comprehensive loss ........................         --         (7,373)    $ (7,373)         (7,373)
                                                                                       ========
Issuance of stock under  employee stock purchase
plan ...................................................         --             --                          979
Issuance of common stock from exercise of
options ................................................         --             --                           81
Common stock repurchased ...............................         --             --                          (10)
Amortization of deferred compensation ..................         --             --                          428
                                                           --------       --------                     --------
Balances as of December 31, 1997 .......................         --        (23,642)                      15,121
 Net income                                                                  4,039     $  4,039           4,039
 Unrealized gain on equity securities                         3,198                       3,198           3,198
                                                                                       --------
       Total comprehensive income                                                      $  7,237
                                                                                       ========
Issuance of common  stock from public  offering,
net of costs ...........................................         --             --                       53,745
Issuance of common stock for long-term
investments ............................................         --             --                        1,322
Issuance of common stock from exercise of
warrants ...............................................         --             --                           --
Issuance of stock under  employee stock purchase
plan ...................................................         --             --                        1,599
Issuance  of  common  stock  from  exercise of                   --             --                        2,190
options ................................................
Common stock repurchased ...............................         --             --                           (2)
Deferred compensation forfeited due to
voluntary terminations .................................         --             --                           --
Deferred compensation on stock options .................         --             --                           --
Amortization of deferred compensation ..................         --             --                          597
                                                           --------       --------                     --------
Balances as of December 31, 1998 .......................   $  3,198       $(19,603)                    $ 81,809
                                                           ========       ========                     ========



See accompanying notes to consolidated financial statements


                       BROADVISION, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                    Years Ended December 31,
                                                               --------------------------------
                                                                  1996       1997        1998
                                                               --------    --------    --------

Cash flows from operating activities:
  Net income (loss) ........................................   $(10,145)   $ (7,373)   $  4,039
  Adjustments to reconcile net income (loss) to net cash
    provided by (used for) operating activities:
    Depreciation and amortization ..........................        753       1,613       2,947
    Amortization of deferred compensation ..................        513         428         597
    Provision for doubtful accounts and returns ............        196         515         458
    Revenue resulting from non-monetary transactions .......       --          --        (2,917)
    Amortization of prepaid royalties ......................       --          --           250
  Changes in operating assets and liabilities:
    Accounts receivable ....................................       (917)     (5,966)     (7,036)
    Prepaid expenses and other .............................       (536)       (194)     (2,716)
    Accounts payable and accrued expenses ..................      2,996         547       3,145
    Unearned revenue and deferred maintenance ..............     (1,238)      1,751       2,633
                                                               --------    --------    --------
        Net cash provided by (used for) operating activities     (8,378)     (8,679)      1,400
Cash flows from investing activities:
  Purchase of property and equipment .......................     (2,529)     (4,878)     (4,198)
  Purchase of long-term investments ........................       --          --        (3,000)
  Increase in other assets .................................       --          --          (237)
  Purchase of short-term investments .......................     (2,112)       (796)       --
  Maturity of short-term investments .......................        196       2,112         796
                                                               --------    --------    --------
        Net cash used for investing activities .............     (4,445)     (3,562)     (6,639)
Cash flows from financing activities:
  Proceeds from sale/leaseback .............................       --           987        --
  Net change in restricted cash ............................       --        (1,400)      1,400
  Proceeds from borrowings, net ............................       --         2,651         821
  Payments on capital lease obligations ....................       (274)       (378)       (913)
  Proceeds from issuance of common stock, net ..............     21,333       1,050      57,532
  Proceeds from issuance of preferred stock ................      5,061        --          --
                                                               --------    --------    --------
        Net cash provided by financing activities ..........     26,120       2,910      58,840
Net increase (decrease) in cash and cash equivalents .......     13,297      (9,331)     53,601
Cash and cash equivalents, beginning of period .............      4,311      17,608       8,277
                                                               --------    --------    --------
Cash and cash equivalents, end of period ...................   $ 17,608    $  8,277    $ 61,878
                                                               ========    ========    ========
Supplemental cash flow disclosures:
  Cash paid for interest ...................................   $     86    $    108    $    394
  Cash paid for income taxes ...............................         66         156         428
  Prepaids and other assets acquired through non-monetary
    transactions ...........................................       --          --         1,250
  Investments acquired through non-monetary transactions ...       --          --         4,025
  Unearned revenue and deferred maintenance from non-
    monetary transactions ..................................       --          --         2,358
  Equipment acquired under capital leases ..................        380       1,165         316
  Long-term investment acquired in exchange for common
    stock ..................................................       --          --         1,322
  Deferred compensation on stock options ...................      1,510        --           240
  Deferred compensation forfeited due to voluntary
    terminations ...........................................       --          --           693
  Net unrealized gain on long-term investments .............       --          --         3,198

See accompanying notes to consolidated financial statements.

                       BROADVISION, INC. and SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                        December 31, 1996, 1997 and 1998

Note 1 -- Organization and Summary of Significant Accounting Policies

Nature of Business

    BroadVision, Inc. (the "Company") develops, markets and supports application software solutions for one-to-one relationship management across the extended enterprise. These solutions enable businesses to use the Internet as a platform to conduct electronic commerce, offer online customer self-service and support, deliver targeted information and provide online financial services. Each of these capabilities can be provided to all constituents of the extended enterprise, including: customers, suppliers, partners, distributors and employees. The BroadVision One-To-One product suite allows businesses to tailor Web site content to the needs and interests of individual users by personalizing each visit on a real-time basis. The Company's applications interactively capture Web site visitor profile information, organize the enterprise's content, target that content to each visitor based on easily constructed business rules and execute transactions.

Basis of Presentation and Use of Estimates

    The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain assumptions and estimates that affect reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The actual results could differ from those estimates.

Revenue Recognition

    The Company's revenue recognition policies are in accordance with Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-4, which was adopted by the Company effective January 1, 1998. There was no material change to the Company's accounting for revenues as a result of the adoption of SOP 97-2, as amended. In general, software license revenues are recognized when a non-cancelable license agreement has been signed and the customer acknowledges an unconditional obligation to pay, the software product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is considered probable; professional services revenues are recognized as such services are performed; and maintenance revenues, including revenues bundled with software agreements which entitle the customers to technical support and future unspecified enhancements to the Company's products, are deferred and recognized ratably over the related contract period, generally twelve months. Revenues recognized from multiple-element software arrangements are allocated to each element of the arrangement based on the fair values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation, or training. The determination of fair value is based on objective evidence which is specific to the Company. If such evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value does exist or until all elements of the arrangement are delivered.

    The Company records unearned revenue for software arrangements when cash has been received from the customer and the arrangement does not qualify for revenue recognition under the Company's revenue recognition policy. The Company records accounts receivable for software arrangements when the arrangement qualifies for revenue recognition and cash or other consideration has not been received from the customer.

    In December 1998, AcSEC issued SOP 98-9 Software Revenue Recognition, With Respect to Certain Transactions, which requires recognition of revenue using the "residual method" in a multiple-element arrangement when fair value does not exist for one or more of the delivered elements in the arrangement. Under the "residual method", the total fair value of the undelivered elements is deferred and subsequently recognized in accordance with SOP 97-2. The Company does not expect a material change to its accounting for revenues as a result of the provisions of SOP 98-9.

Research and Development and Software Development Costs

    Development costs incurred in the research and development of new software products are expensed as incurred until technological feasibility in the form of a working model has been established at which time such costs are capitalized, subject to recoverability. Products are made available for limited release, concurrent with the achievement of technological feasibility. Accordingly, software development costs incurred subsequent to the establishment of technological feasibility have not been significant, and the Company has not capitalized any software development costs to date.

Prepaid Royalties

    Prepaid royalties relating to purchased software to be incorporated and sold with the Company's software products are amortized as a cost of revenue either on a straight-line basis over the remaining term of the royalty agreement or on the basis of projected product revenues, whichever results in greater amortization.

Cash Equivalents

    The Company considers all debt securities with remaining maturities of three months or less at the date of purchase to be cash equivalents. The Company's cash equivalents consisted of the following (in thousands):

                                                       December 31,
                                                    ------------------
                                                     1997       1998
                                                    ------    --------
              Money market funds..............      $7,708    $ 48,900
              Commercial paper................          --      11,000
                                                    ------    --------
                                                    $7,708    $ 59,900
                                                    ======    ========

Short-term Investments

    Short-term investments as of December 31, 1997, consisted of a one-year certificate of deposit maintained with the Company's commercial bank as a guarantee for a standby letter of credit issued by the bank in favor of the Company's landlord. The short-term investments were classified as available-for-sale, had maturities of one year or less and were carried at amortized cost which approximates fair value.

Concentrations of Credit Risk

    Financial assets that potentially subject the Company to significant concentrations of credit risk consist principally of cash, cash equivalents, short-term investments, and trade accounts receivable. The Company's cash, cash equivalents and short-term investments are held with a commercial bank. The Company markets and sells its products throughout the world and performs ongoing credit evaluations of its customers. The Company generally does not require collateral on accounts receivable as the majority of its customers are large, well-established companies. The Company maintains reserves for potential credit losses but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area.

Fair Value of Financial Instruments

    The Company's financial instruments consist of cash equivalents, short-term investments, accounts receivable, accounts payable and debt. The Company does not have any derivative financial instruments. The Company believes the reported carrying amounts of its financial instruments approximates fair value, based upon the short maturity of cash equivalents, short-term investments, accounts receivable and payable, and based on the current rates available to the Company on similar debt issues.

Property and Equipment

    Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives (two to five years). Leasehold improvements are amortized over the corresponding lease term or their estimated useful lives, whichever is shorter.

    The Company evaluates long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property and equipment exceeds its fair market value.

Long-term Investments

    As of December 31, 1998, the Company's long-term investments consisted of investments in nonmarketable equity securities and an investment in marketable equity securities. The Company currently has no plans or intentions to dispose of the investments during 1999. Accordingly, the investments have been classified as long term. The Company accounts for its investments in nonmarketable equity securities based on the cost method as the Company does not have the ability to significantly influence the operating and financial policies of the investees. Any decline in value, which is other than a temporary decline, is charged immediately to earnings in the period in which the impairment occurs. The carrying value of the investments in nonmarketable equity securities amounted to $3,000,000 at December 31, 1998. The Company classifies its investment in marketable equity securities as available for sale. Accordingly, the investment is recorded at its fair value with any unrealized gains or losses reported as accumulated other comprehensive income in stockholders' equity and changes in the unrealized gain or loss are reported as other comprehensive income. Any decline in value, which is other than a temporary decline, is charged immediately to earnings in the period in which the impairment occurs. As of December 31, 1998, the Company's investment in marketable equity securities had a fair value of $8,546,000, a cost basis of $5,348,000, and an unrealized gain of $3,198,000.

Income Taxes

    The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are established to recognize the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which temporary differences are expected to be recovered or settled. The effects on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Employee Stock Option and Purchase Plans

    The Company accounts for employee stock-based awards in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Pursuant to Statement of Financial Accounting Standard ("SFAS") No. 123, Accounting for Stock-Based Compensation, the Company discloses the pro forma effects of using the fair value method of accounting for stock-based compensation arrangements.

Per Share Information

    Basic earnings (loss) per share is computed using the weighted-average number of shares of common stock outstanding. Diluted earnings (loss) per share is computed using the weighted-average number of shares of common stock outstanding and, when dilutive, common equivalent shares from outstanding stock options and warrants using the treasury stock method.



    Excluded  from the  computation  of diluted  earnings per share for the year ended December 31, 1996, are options to acquire 4,566,000 shares of Common Stock with a  weighted-average  exercise price of $0.38 and warrants to acquire 39,000 shares of Common Stock with a  weighted-average  exercise price of $0.67 because their effects would be  anti-dilutive.  Excluded from the computation of diluted earnings per share for the year ended  December 31, 1997, are options to acquire
11,106,000  shares of Common  Stock with a  weighted-average  exercise  price of
$1.47  and  warrants  to  acquire   281,250   shares  of  Common  Stock  with  a
weighted-average  exercise  price  of  $2.05  because  their  effects  would  be anti-dilutive.  The  following  table sets forth the basic and diluted  earnings
(loss) per share computational data for the periods presented.

                                                                                       Years Ended December 31,
                                                                               --------------------------------------
                                                                                  1996           1997          1998
                                                                               ----------     ----------      -------
                                                                              (in thousands, except per share amounts)

Net income (loss) for basic and diluted earnings
  (loss) per share .........................................................   $  (10,145)    $   (7,373)     $ 4,039
                                                                               ==========     ==========      =======
Weighted-average common shares outstanding utilized
  for basic earnings (loss) per share ......................................       56,445         60,624       70,038
Weighted-average common equivalent shares outstanding:
     Employee common stock options .........................................           --(1)          --(1)     6,864
     Common stock warrant ..................................................           --(1)          --(1)        57
                                                                               ----------     ----------      -------
       Total weighted-average common and common equivalent
          shares  outstanding  utilized for diluted earnings
          (loss) per share .................................................       56,445         60,624       76,959
                                                                               ==========     ==========      =======
Basic earnings (loss) per share ............................................   $    (0.18)    $    (0.12)     $  0.06
                                                                               ==========     ==========      =======
Diluted earnings (loss) per share ..........................................   $    (0.18)    $    (0.12)     $  0.05
                                                                               ==========     ==========      =======

(1) The Company incurred a net loss for the indicated period. Accordingly, common equivalent shares are excluded from the diluted loss per share calculation because they are antidilutive.

Foreign Currency Transactions

    The functional currency of the Company's foreign subsidiaries is the U.S. dollar. Resulting foreign exchange gains and losses are included in the consolidated results of operations and, to date, have not been significant.

Comprehensive Income (Loss)

    The Company adopted SFAS No. 130, Reporting Comprehensive Income effective January 1, 1998. SFAS No. 130 establishes standards for the reporting and disclosure of comprehensive income (loss) and its components. Comprehensive income (loss) includes all changes in equity during a period except those resulting from investments by or distributions to owners.

    The Company did not have any significant components of other comprehensive loss for the years ended December 31, 1996 and 1997 and, thus, the comprehensive loss is the same as net loss for those periods. Comprehensive income for the year ended December 31, 1998 was $7,237,000. The Company's only component of accumulated other comprehensive income and other comprehensive income as of and for the year ended December 31, 1998 related to the unrealized gain on available-for-sale investments. As a result of unrecognized tax benefits represented by a valuation allowance for deferred tax assets, no incremental tax effects were attributed to unrealized gain for the year ended December 31, 1998. Accordingly, the unrealized gain is the same on a pre-tax and net of tax basis.

Reclassifications

    Certain prior period amounts have been reclassified to conform to the current period presentation.

Recent Accounting Pronouncements

    In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137, effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Accordingly, the Company will adopt SFAS No. 133 beginning on January 1, 2001. SFAS No. 133, as amended, establishes standards for the accounting and reporting of derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts. Under SFAS No. 133, entities are required to carry all derivative instruments at fair value on their balance sheets. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging activity and the underlying purpose for it. The Company does not believe that the adoption of SFAS No. 133 will have a significant impact on the Company's consolidated financial statements or related disclosures.

    In March 1998, the AICPA issued SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. Accordingly, the Company will adopt SOP 98-1 beginning on January 1, 1999. The Company does not believe that the adoption of SOP 98-1 will have a significant impact on the Company's consolidated financial statements or related disclosures.

Note 2 -- Property and Equipment (in thousands):

                                                         December 31,
                                                     -------------------
                                                       1997       1998
                                                     --------   --------

Furniture and fixtures........                       $    636   $  1,001
Computer and software.........                          5,458      8,662
Leasehold improvements........                          2,780      3,725
                                                     --------   --------
                                                        8,874     13,388
Less accumulated depreciation and amortization         (2,407)    (5,354)
                                                     --------   --------
                                                     $  6,467   $  8,034
                                                     ========   ========

    As of December 31, 1997 and 1998, leased equipment totaled approximately $2,256,000 and $2,572,000, respectively. Accumulated amortization for leased equipment totaled approximately $927,000 and $1,750,000 as of December 31, 1997 and 1998, respectively.


Note 3 -- Accrued Expenses (in thousands):

                                                       December 31,
                                                   ------------------
                                                    1997      1998
                                                   -------   -------
Employee benefits............................      $   420   $   678
Commissions and bonuses......................          833     2,013
Taxes payable................................          366       785
Other........................................          549     1,457
                                                   -------   -------
                                                   $ 2,168   $ 4,933
                                                   =======   =======

Note 4 -- Debt

    As of December 31, 1998, the Company has a credit facility with a commercial lender which included outstanding borrowings of $3,472,000 under a note payable. Borrowings bear interest at the bank's prime rate (7.75% as of December 31,
1998). Principal and interest is due in consecutive monthly payments through maturity based on the term of the facility. Principal payments of $548,000 are due annually from 1999 through 2004 with a final payment of $183,000 due in 2005. The credit facility includes covenants which impose certain restrictions on the payment of dividends and other distributions and requires the Company to maintain monthly financial covenants, including a minimum quick ratio, tangible net worth ratio and minimum cash reserves. The minimum cash reserves covenant is replaced with a minimum debt service coverage ratio upon six consecutive quarters of profitability. Borrowings are collateralized by a security interest in substantially all of the Company's owned assets. The Company was in compliance with all of its financial covenants as of December 31, 1998. Available credit under the Company's credit facilities include a term debt credit facility of $1,000,000 and a revolving line of credit that provides for up to $2,300,000 of total borrowings (based on eligible accounts receivable). As of December 31, 1998, the Company has outstanding commitments totaling $2,196,000 in the form of standby letters of credit under its revolving line of credit facility (see Note 6).

Note 5 -- Income Taxes

    Income before taxes includes losses from foreign operations of approximately $986,000, $1,567,000 and $2,906,000, for the years ended December 31, 1996, 1997 and 1998, respectively. The components of income tax expense (benefit) are as follows (in thousands):

                                          Years Ended December 31,
                                     --------------------------------
                                        1996        1997      1998
                                     ----------  ---------- ---------
Current:
  Federal........................       $ --        $ --      $  192
  State..........................         --          --          13
  Foreign........................         --          --         416
                                        ----        ----      ------
          Total current..........       $ --        $ --      $  621
Deferred:
  Federal........................         --          --        (600)
  State..........................         --          --        (100)
                                        ----        ----      ------
          Total deferred.........       $ --        $ --      $ (700)
                                        ----        ----      ------
                                        $ --        $ --      $  (79)
                                        ====        ====      ======

    The differences between the income tax expense (benefit) computed at the federal statutory rate of 34% and the Company's actual income tax expense
(benefit) for the periods presented are as follows (in thousands):

                                                            Years Ended December 31,
                                                         ------------------------------
                                                          1996        1997       1998
                                                         -------     -------    -------
Expected income tax expense.......................       $(3,449)    $(2,507)   $ 1,346
State income taxes, net of federal tax benefit....            --          --        (58)
Foreign taxes.....................................            --          --        416
Alternative minimum tax...........................            --          --         97
Utilization of net operating loss carryforwards...            --          --     (2,471)
Decrease in beginning of year valuation allowance.                                 (600)
Foreign losses not benefited......................            --          --        988
Net operating losses not benefited................         3,449       2,507         --
Other.............................................            --          --        203
                                                         -------     -------    -------
Income tax benefit................................       $    --     $    --    $   (79)
                                                         =======     =======    =======

    The  individual   components  of  the  Company's  deferred  tax  assets  and liabilities are as follows (in thousands):

                                                                December 31,
                                                           --------------------
                                                             1997         1998
                                                           -------      -------
          Deferred tax assets:
            Depreciation and amortization.........         $   401      $   766
            Accrued liabilities...................             887          723
            Capitalized research and development..           1,024          721
            Net operating losses..................           6,408        6,737
            Tax credits...........................           1,258        2,180
                                                           -------      -------
                 Total deferred tax assets........           9,978       11,127
            Less valuation allowance..............          (9,978)      (9,153)
                                                           -------      -------
                                                                --        1,974
          Deferred tax liabilities -- unrealized gain
            on marketable securities..............              --       (1,274)
                                                           -------      -------
                 Net deferred tax assets..........         $    --      $   700
                                                           =======      =======

    The total deferred tax assets as of December 31, 1998, include approximately $1,900,000 relating to the tax benefit arising from the exercise of stock options, which will be credited to stockholders' equity when recognized in the form of a reduction of the valuation allowance. In addition, as a result of the intraperiod income tax allocation provisions of SFAS No. 109, the deferred tax liability related to the unrealized gain on marketable securities decreased the valuation allowance for the deferred tax assets and was not charged to accumulated other comprehensive income in stockholders' equity. The Company has provided a valuation allowance for a significant portion of its deferred tax assets as of December 31, 1998. The total valuation allowance decreased $825,000 from December 31, 1997 to December 31, 1998, of which $700,000 relates to a change in the beginning-of-the-year valuation allowance.

    As of December 31, 1998, the Company had federal and state net operating loss carryforwards of approximately $12,973,000 and $5,539,000, respectively, available to offset future regular and alternative minimum taxable income. In addition, the Company had federal and state research and development credit carryforwards of approximately $790,000 and $666,000, respectively, available to offset future tax liabilities.

    The Company's federal net operating loss and tax credit carryforwards expire in the years 2010 through 2012, if not utilized. The state net operating loss carryforwards expire in the years 2000 through 2002. The state research and development credits can be carried forward indefinitely. As of December 31, 1998, the Company's foreign subsidiaries had net operating loss carryforwards in foreign jurisdictions of approximately $5,400,000 that can be used to offset future foreign income. Of these losses, approximately $1,600,000 expire in the years 2001 through 2003. Approximately $3,800,000 of these losses can be carried forward indefinitely.

    Federal and state tax laws limit the use of net operating loss carryforwards in certain situations where changes occur in the stock ownership of a company. The Company believes such an ownership change, as defined, may have occurred and, accordingly, certain of the Company's federal and state net operating loss carryforwards may be limited in their annual usage.

Note 6 -- Commitments

Leases

    The Company entered into its headquarters facility lease during 1997. The Company leases this and its other facilities under noncancelable operating lease agreements expiring through the year 2007. Under the terms of the agreements, the Company is required to pay property taxes, insurance and normal maintenance costs. The Company also leases certain equipment under capital leases expiring through the year 2000.

    Subsequently, during March 1999, the Company entered into an operating lease agreement through December 2007 for an additional 55,000 square feet of office space adjacent to its corporate headquarters building in Redwood City, California with annual rental payments of approximately $1,500,000.

    A summary of future minimum lease payments is as follows (in thousands):

                                                              Capital  Operating
Year Ended December 31,                                       leases     leases
-----------------------                                      -------    --------
1999......................................................   $   849    $  2,236
2000......................................................       330       1,734
2001......................................................        --       1,297
2002......................................................        --       1,346
2003......................................................        --       1,426
  Thereafter..............................................        --       6,018
                                                             -------    --------
Total minimum lease payments..............................     1,179    $ 14,057
                                                                        ========
Less amount representing imputed interest.................       200
                                                             -------
Present value of net minimum capital lease payments.......       979
Less current portion......................................      (709)
                                                             -------
Capital leases, excluding current portion.................   $   270
                                                             =======

    Rental expense relating to operating leases was approximately $571,000, $1,161,000, and $1,101,000 for the years ended December 31, 1996, 1997 and 1998, respectively. Total minimum sublease payments to be received in the future under noncancelable subleases total $1,093,000 through May 2000.

Standby Letter of Credit Commitments

    As of December 31, 1998, the Company had outstanding commitments in the form of two standby letters of credit. A letter for $1,400,000 was issued in favor of the Company's equipment leasing financier on November 12, 1997; with provisions for automatic annual renewals not to extend beyond April 10, 2000. A letter for $796,000 was issued in favor of the Company's corporate facility landlord to secure obligations under the Company's corporate headquarters facility lease.

    Subsequently, during March 1999, a standby letter of credit in the amount of $498,000 was issued in favor of the Company's corporate facility landlord to secure obligations relating to a lease for additional facility office space.

Note 7 -- Stockholders' Equity

Convertible Preferred Stock

    All outstanding convertible preferred stock and warrants to purchase convertible preferred stock were converted to common stock and warrants to purchase common stock at the time of the Company's initial public offering in June 1996.

Warrants

    As of December 31, 1998, there were warrants outstanding to acquire 180,000 shares of common stock at $2.83 per share related to a facilities lease. At the date these warrants were granted, the fair value of these warrants was not significant.

Common Stock

    The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option and stock purchase plans. Accordingly, the Company has recorded deferred compensation of $1,510,000 and $240,000 in the years ended December 31, 1996 and 1998, respectively, for the difference between the exercise price and the fair value of the common stock underlying options granted. The deferred compensation is being amortized to expense over the vesting period of the individual options, generally five years.

    As of December 31, 1998, the Company had reserved 17,925,000 shares of common stock for issuance under its Equity Incentive Plan. In May 1998, the Board of Directors increased the total shares authorized and available for grant under the Equity Incentive Plan by 2,925,000 shares.

    Under this plan, the Board of Directors may grant incentive or nonqualified stock options at prices not less than 100% or 85%, respectively, of the fair market value of the Company's common stock, as determined by the Board of Directors, at the date of grant. The vesting of individual options may vary but in each case at least 20% of the total number of shares subject to options will become exercisable per year. These options generally expire ten years after the grant date. When an employee option is exercised prior to vesting, any unvested shares so purchased are subject to repurchase by the Company at the original purchase price of the stock upon termination of employment. The Company's right to repurchase lapses at a minimum rate of 20% per year over five years from the date the option was granted or, for new employees, the date of hire. Such right is exercisable only within 90 days following termination of employment. Approximately 48,000 unvested shares were repurchased by the Company during the year ended December 31, 1998. As of December 31, 1998, 706,545 shares were subject to repurchase at a weighted-average price of $0.15.

    As of December 31, 1998, the Company's President and Chief Executive Officer held an option to purchase 1,500,000 shares of common stock at an exercise price of $1.33 per share. The shares subject to option vest ratably on a monthly basis over a 60-month period commencing April 1, 1995. As of December 31, 1998, approximately 1,101,000 shares were vested.


    Activity in the Company's stock option plan is as follows:

                                                           Years ended December 31,
                                      ------------------------------------------------------------------
                                              1996                    1997                  1998
                                      --------------------   --------------------- ---------------------
                                                  Weighted-              Weighted-             Weighted-
                                                   Average                Average               Average
                                        Options   Exercise     Options   Exercise    Options   Exercise
Fixed Options                           (000's)     Price      (000's)     Price     (000's)     Price
-------------                         --------------------   --------------------  ---------------------
Outstanding at beginning of year..      5,772      $ 0.04       7,179     $ 0.92      8,721     $ 1.50
Granted...........................      5,547        1.33       4,038       2.23      4,764       4.56
Exercised.........................     (3,276)       0.06        (765)      0.10     (1,731)      1.21
Forfeited.........................       (864)       0.94      (1,731)      1.40     (1,260)      1.91
                                        -----                  ------                ------
Outstanding at end of year........      7,179      $ 0.92       8,721     $ 1.50     10,494     $ 2.89
                                        =====                  ======                ======
Options vested at end of year.....        927      $ 0.07       1,923     $ 0.88      2,409     $ 1.43
                                        =====                  ======                ======
Weighted-average fair value of
 options granted during the year..                 $ 0.76                 $ 2.23                $ 2.96
                                                   ======                 ======                ======

    The following table summarizes stock options outstanding as of December 31, 1998:

                                      Options Outstanding
                       -------------------------------------------------         Options Vested
                                         Weighted-Avg.                    ----------------------------
                          Number           Remaining                         Number
Range of                Outstanding    Contractual Life    Weighted-Avg.   Exercisable   Weighted-Avg.
Exercise Prices           (000's)          In Years       Exercise Price     (000's)    Exercise Price
---------------        ------------  -------------------  --------------  ------------  --------------
 $0.02 -- $1.77......      1,938             7.15             $ 0.31          1,044         $ 0.22
  1.83 --  2.31....        2,364             7.40               2.00            618           1.97
  2.33 --  2.60....        2,286             8.25               2.47            576           2.41
  2.63 --  4.21....        1,869             9.05               3.76            144           2.75
  4.31 --  9.27....        2,037             9.57               6.03             27           8.06
                           -----                                              -----
 $0.02 -- $9.27......     10,494             8.25             $ 2.89          2,409         $ 1.43
                          ======                                              =====


    The Company grants options outside of the Company's stock option plan. A summary of options outside of the plan is presented below:

                                                               Years ended December 31,
                                         ---------------------------------------------------------------------
                                                  1996                   1997                   1998
                                         ---------------------  ---------------------- -----------------------
                                                     Weighted-               Weighted-              Weighted-
                                                      Average                 Average                Average
                                           Shares    Exercise     Shares     Exercise    Shares     Exercise
     Fixed Options                         (000's)     Price      (000's)      Price     (000's)      Price
     -------------                       ---------- ----------  ----------  ---------- ----------  --------
     Outstanding at beginning of year         60      $ 0.07      2,133       $ 1.17     2,385       $ 1.36
     Granted..................             2,181        1.15        462         1.83        --           --
     Exercised................               (60)       0.07         --           --      (168)        0.62
     Forfeited................               (48)       0.27       (210)        0.27        --           --
                                            -----                  -----                  -----
     Outstanding at end of year             2,133     $ 1.17       2,385      $ 1.36      2,217      $ 1.41
                                            =====                  =====                  =====
     Options vested at end of year           591      $ 1.45       1,185      $ 1.20      1,491      $ 1.34
                                            =====                  =====                  =====
     Weighted-average fair value of
       options   granted   during   the
       period                                         $ 0.68                  $ 1.83                 $   --
                                                      ======                  ======                 ======


    The 2,217,000 options outstanding as of December 31, 1998 have exercise prices ranging from $0.27 to $2.33 and a weighted-average contractual life of
6.22 years. As of December 31, 1998, no shares were subject to repurchase.

Employee Stock Purchase Plan

    As of December 31, 1998, the Company had reserved 2,400,000 shares for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan"). In May 1998, the Board of Directors increased the total shares authorized and available for grant under the Purchase Plan by 600,000 shares. The Purchase Plan permits eligible employees to purchase common stock equivalent to a percentage of the employee's earnings, not to exceed 15%, at a price equal to 85% of the fair market value of the common stock at dates specified by the Board of Directors as provided in the Plan. Under the Purchase Plan, the Company issued 726,000 and 684,000 shares to employees in the years ended December 31, 1997 and 1998, respectively.

    Under SFAS No. 123, compensation cost is recognized for the fair value of the employees' purchase rights, which was estimated using the Black-Scholes option pricing model with no expected dividends, an expected life of 7 months, and the following weighted-average assumptions:

                                             Years ended December 31,
                                      -------------------------------------
                                          1996         1997         1998
                                      -----------   ----------    ---------
Risk-free interest rate..........         6.50%        5.05%        4.48%
Volatility.......................           60%          67%         112%

    The weighted-average  fair value of the purchase rights granted in the years
ended  December  31,  1996,  1997,  and  1998  was  $0.87,   $0.72,  and  $1.39,
respectively.

Pro Forma Disclosure

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with no expected dividends and the following weighted-average assumptions:

                                                Years ended December 31,
                                        ----------------------------------------
                                            1996          1997         1998
                                        ------------  ------------ -------------
Expected life.......................      5.0 years     2.8 years    3.0 years
Risk-free interest rate.............          6.50%         5.91%        4.70%
Volatility..........................            60%           67%         112%

    Had compensation cost for the Company's stock option plan and stock purchase plan been determined consistent with SFAS No. 123, the Company's reported net income (loss) and net income (loss) per share would have been changed to the amounts indicated below (in thousands except per share data):

                                          Years ended December 31,
                                      ---------------------------------
                                        1996        1997         1998
                                      --------    ---------    --------
Net income (loss):
  As reported...................      $(10,145)   $ (7,373)    $  4,039
  Pro forma.....................      $(11,270)   $ (9,551)    $ (1,885)
Basic net income (loss) per share:
  As reported...................      $  (0.18)   $  (0.12)    $   0.06
  Pro forma.....................      $  (0.20)   $  (0.16)    $  (0.03)
Diluted net income (loss) per share:

  As reported...................      $  (0.18)   $  (0.12)    $   0.05
  Pro forma.....................      $  (0.20)   $  (0.16)    $  (0.03)

Note 8 -- Employee Benefit Plan

    In November 1994, the Company adopted a 401(k) employee retirement plan under which eligible employees may contribute up to 20% of their annual compensation, subject to a limitation of $10,000 in the year ended December 31, 1998. Employees vest immediately in their contributions and earnings thereon. The plan allows for, but does not require, Company matching contributions. As of December 31, 1998, the Company has not made any such matching contributions.

Note 9 -- Geographic, Segment and Significant Customer Information

    The Company adopted the provisions of SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, during 1998. SFAS No. 131 establishes standards for the reporting by public business enterprises of information about operating segments, products and services, geographic areas, and major customers. The method for determining what information to report is based on the way that management organizes the operating segments within the Company for making operational decisions and assessments of financial performance. The Company's chief operating decision maker is considered to be the Company's Chief Executive Officer ("CEO"). The CEO reviews financial information presented on a consolidated basis accompanied by disaggregated information about revenues by geographic region and by product for purposes of making operating decisions and assessing financial performance.

    The disaggregated financial information on a product basis reviewed by the CEO is as follows (in thousands):

                                                     Years Ended December 31,
                                                 -------------------------------
                                                    1996       1997      1998
                                                 ---------  --------- ----------

Software licenses:
  One-To-One Enterprise.....................      $  7,464   $14,479   $ 17,799
  One-To-One Packaged Solutions.............            --     4,494     18,268
Services....................................         2,819     5,981      9,739
Maintenance.................................           599     2,151      5,105
                                                  --------   -------   --------
  Total Company.............................      $ 10,882   $27,105   $ 50,911
                                                  ========   =======   ========

    The Company sells its products and provides services worldwide through a direct sales force, independent distributors, value-added resellers, and system integrators. It currently operates in three primary regions, the Americas which includes North and South America, Europe which includes Eastern and Western Europe and the Middle East, and Asia/Pacific which includes the Pacific Rim and the Far East. Information regarding the business operations of these regions are as follows (In thousands):

                                        Years Ended December 31,
                                    -------------------------------
                                       1996       1997      1998
                                    ---------  --------- ----------

Revenues:
  Americas.....................      $  4,406   $12,872   $ 29,330
  Europe.......................         3,280    10,850     16,944
  Asia/Pacific.................         3,196     3,383      4,637
                                     --------   -------   --------
  Total Company................      $ 10,882   $27,105   $ 50,911
                                     ========   =======   ========


                                                 December 31,
                                            -------------------
                                              1997       1998
                                            --------  ---------
Identifiable assets:
  Americas.............................     $ 25,362  $  99,343
  Europe...............................          822      1,754
  Asia/Pacific.........................          355        465
                                            --------  ---------
  Total Company........................     $ 26,539  $ 101,562
                                            ========  =========

    During the year ended December 31, 1996, approximately 10% of the Company's revenues were attributable to one customer. During the year ended December 31, 1997, approximately 11% of the Company's revenues were attributable to one customer. During the year ended December 31, 1998, no customer accounted for 10% or more of the Company's revenues.

Note 10 -- Subsequent events

    On October 6, 1999, the Company's Board of Directors increased the authorized shares of common stock and convertible preferred stock to 500,000,000 and 10,000,000, respectively. In addition, the Board of Directors increased the aggregate number of shares of common stock available to be issued under the Company's Equity Incentive Plan by 3,000,000 shares.

    On October 11, 1999, the Company effected a three-for-one stock split of its common stock in the form of a stock dividend. Stockholders of record on October 11, 1999, will receive two additional shares of common stock for each share held on that date. The shares are to be distributed on October 25, 1999. The accompanying consolidated financial statements have been retroactively restated to give effect to the stock split.



                                 BROADVISION, INC. AND SUBSIDIARIES

                          SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                           (in thousands)

                                        Balance at       Charged to
                                       Beginning of      Costs and                        Balance at
                                          Period          Expenses     Deductions (1)   End of Period
                                      ---------------  --------------- ---------------  ---------------

Year Ended December 31, 1996            $       --       $      196       $        5      $       191
                                      ===============  =============== ===============  ===============

Year Ended December 31, 1997            $      191       $      515       $       35      $       671
                                      ===============  =============== ===============  ===============

Year Ended December 31, 1998            $      671       $      458       $      341      $       788
                                      ===============  =============== ===============  ===============


(1) Represents net charge-offs of specific receivables.


                                             S-1